SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2003

Date of Report

LNR PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13223	65-0777234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

(305) 695-5500 (Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by LNR Property Corporation on September 8, 2003.

Item 9. Regulation FD Disclosure.

On September 8, 2003, LNR Property Corporation (“LNR”) issued a press release stating that The Newhall Land and Farming Company (“Newhall Land”) had filed with the Securities and Exchange Commission a preliminary proxy statement relating to a meeting of Newhall Land’s unitholders for the purpose of voting upon the previously announced acquisition of Newhall Land by a LNR/Lennar Corporation joint venture. A copy of this press release is filed as an exhibit to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2003

By:	/s/ Shelly Rubin

Name: Shelly Rubin Title: Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release issued by LNR Property Corporation on September 8, 2003.